                                                                      EXHIBIT 5


             [LETTERHEAD OF WOMBLE CARLYLE SANDRIDGE & RICE, PLLC]


January 7, 2003

Blue Rhino Corporation
104 Cambridge Plaza Drive
Winston-Salem, North Carolina 27104

         Re:      Registration Statement on Form S-3

Gentlemen:

         We have acted as counsel to Blue Rhino Corporation, a Delaware corporation (the "Company"), in connection with the registration by the Company of 1,330,000 shares of its Common Stock, $.001 par value per share (the "Shares"), that may be offered and sold by certain stockholders of the Company from time to time. We have assisted the Company in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). This opinion is provided pursuant to the requirements of
Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K.

         We have reviewed the Registration Statement, two separate Additional Investment Rights dated as of December 20, 2002 and issued by the Company to Mainfield Enterprises, Inc. and Smithfield Fiduciary LLC (together, the "Rights Documents"), and certified copies of the Company's Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date. We have also examined the originals, or copies certified or otherwise identified to our satisfaction, of corporate records of the Company, including a Unanimous Written Consent of the Company's Board of Directors dated December 19, 2002, as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and officers of the Company with respect to the accuracy of the factual matters contained in such certificates.

         In connection with such review, we have assumed with your permission:
(1) the genuineness of all signatures and the legal competence of all signatories; (2) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; (3) the proper issuance and accuracy of certificates of public officials and officers and agents of the Company; and
(4) that the Shares issuable upon exercise of the investment rights evidenced by the Rights Documents are issued in full on the date hereof in accordance with the terms of the Rights Documents.

         Based on the foregoing and the qualifications and limitations set forth below, we are of the opinion that the Shares are, or, in the case of the Shares issuable upon exercise of the investment rights evidenced by the Rights Documents in accordance with the terms of the Rights Documents, will be, validly issued, fully paid and nonassessable.

         This opinion is delivered solely for your benefit in connection with the Registration Statement and the transactions provided for therein and, may not be quoted in whole or in part, referred to, filed with any governmental agency or otherwise used or relied upon by any other person or for any other purpose without our prior written consent.

         This opinion is limited to the corporate laws of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or other matters that may come to our attention after the date hereof.

         We hereby consent to be named in the Registration Statement under the heading "Legal Matters" as attorneys who passed upon the validity of the Shares and to the filing of a copy of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or other rules and regulations of the Commission thereunder.

                           Very truly yours,

                           /s/ Womble Carlyle Sandridge & Rice, PLLC